Exhibit H(51)

Form of

AMENDMENT TWO TO

DYNAMIC CASH ALLOCATION SERVICES AGREEMENT

This Amendment to the Amended and Restated Dynamic Cash Allocation Services Agreement is made as of February 1, 2023 by and between each registered investment company listed on Attachment C to the Agreement (defined below) (each, a “Fund” and collectively, the “Funds”) on behalf of its respective series, if any (each, a “Portfolio) and State Street Bank and Trust Company (“State Street”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Dynamic Cash Allocation Services Agreement referred to below.

WHEREAS, the Funds and State Street entered into an Amended and Restated Dynamic Cash Allocation Services Agreement dated as of August 28, 2018 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”); and

WHEREAS, the Funds and State Street desire to amend the Agreement, as more particularly set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Amendments. The Agreement is hereby amended as follows:

Attachment C (List of Funds) to the Agreement is hereby deleted in its entirety and replaced with new Attachment C (List of Funds), which is attached hereto and incorporated herein.

2.	Miscellaneous.

(a)	Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

Registered Investment Companies Set Forth on Attachment C to the Agreement, Severally and Not Jointly

By:
Name:	Renee Hitchcock
Title:	CFO and Treasurer

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

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Attachment C

List of Funds

February 1, 2023

MASSMUTUAL SELECT FUNDS

MassMutual 20/80 Allocation Fund

MassMutual 40/60 Allocation Fund

MassMutual 60/40 Allocation Fund

MassMutual 80/20 Allocation Fund

MassMutual RetireSMARTSM by JPMorgan 2020 Fund

MassMutual RetireSMARTSM by JPMorgan 2025 Fund

MassMutual RetireSMARTSM by JPMorgan 2030 Fund

MassMutual RetireSMARTSM by JPMorgan 2035 Fund

MassMutual RetireSMARTSM by JPMorgan 2040 Fund

MassMutual RetireSMARTSM by JPMorgan 2045 Fund

MassMutual RetireSMARTSM by JPMorgan 2050 Fund

MassMutual RetireSMARTSM by JPMorgan 2055 Fund

MassMutual RetireSMARTSM by JPMorgan 2060 Fund

MassMutual RetireSMARTSM by JPMorgan 2065 Fund

MassMutual RetireSMARTSM by JPMorgan In Retirement Fund

MassMutual Select T. Rowe Price Retirement 2005 Fund

MassMutual Select T. Rowe Price Retirement 2010 Fund

MassMutual Select T. Rowe Price Retirement 2015 Fund

MassMutual Select T. Rowe Price Retirement 2020 Fund

MassMutual Select T. Rowe Price Retirement 2025 Fund

MassMutual Select T. Rowe Price Retirement 2030 Fund

MassMutual Select T. Rowe Price Retirement 2035 Fund

MassMutual Select T. Rowe Price Retirement 2040 Fund

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MassMutual Select T. Rowe Price Retirement 2045 Fund

MassMutual Select T. Rowe Price Retirement 2050 Fund

MassMutual Select T. Rowe Price Retirement 2055 Fund

MassMutual Select T. Rowe Price Retirement 2060 Fund

MassMutual Select T. Rowe Price Retirement 2065 Fund

MassMutual Select T. Rowe Price Retirement Balanced Fund

MML SERIES INVESTMENT FUND

MML Conservative Allocation Fund

MML Balanced Allocation Fund

MML Moderate Allocation Fund

MML Growth Allocation Fund

MML Aggressive Allocation Fund

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